                                                                    Exhibit 11.1

                           UNIVERSAL ELECTRONICS INC.
                        COMPUTATION OF PER SHARE EARNINGS

                                         Three Months Ended                      Nine Months Ended
                                         ------------------                      -----------------
                                           September 30,                            September 30,
                                           -------------                            -------------

                                     1996                1995                 1996                 1995
                                 -----------          -----------         -----------          -----------
Common stock
 outstanding, beginning
 of period                         6,750,898            6,741,578           6,750,898            6,741,578
                                 -----------          -----------         -----------          -----------
Weighted average common
 stock outstanding from
 exercise of stock
 options and treasury
 stock purchase                       (2,106)               1,204               8,770                  405
                                 -----------          -----------         -----------          -----------
Weighted average common
 stock outstanding                 6,748,792            6,742,782           6,759,668            6,741,983
                                 ===========          ===========         ===========          ===========
Stock options                        106,237               86,166                --                   --
                                 ===========          ===========         ===========          ===========
Weighted average common
 and common stock
 equivalents outstanding           6,855,029            6,828,948           6,759,668            6,741,983
                                 ===========          ===========         ===========          ===========
Net income (loss)
 attributable to common
 stockholders                    $   112,183            1,377,163         $  (210,313)         $(1,014,858)
                                 ===========          ===========         ===========          ===========
Net income (loss) per
 common and common stock
 equivalents                     $      0.02          $      0.20         $     (0.03)         $     (0.15)
                                 ===========          ===========         ===========          ===========
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